EXHIBIT 28.2





               SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C. 20459


                           FORM 11-K



                 [ X ]    ANNUAL REPORT PURSUANT TO SECTION 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934
                                   (FEE REQUIRED)

                 FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1994

                 [   ]    TRANSITION REPORT PURSUANT TO SECTION
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                 For the transition period from ______ to ______

                 Commission File Number 1-5858


                       UNIVAR CORPORATION
                      STOCK PURCHASE PLAN
                   __________________________




                       UNIVAR CORPORATION
  ____________________________________________________________



                        P.O. Box 34325
                 Seattle, Washington 98124-1325
       __________________________________________________


ITEM 1. FINANCIAL STATEMENTS

            The Plan has no financial statements. Reference is made to Form S-8, Registration Statement, File No. 33-34697 for a description of the Plan.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.


  UNIVAR CORPORATION
  STOCK PURCHASE PLAN





Date:  May 27, 1994        By: /s/ Gary E. Pruitt
                           Gary E. Pruitt
                           Vice President - Finance & Treasurer
                           Administrator of the Plan